Exhibit 8
List of CGGVeritas subsidiaries (March 31, 2010)
(Certain dormant or small subsidiaries of the Group have not been included in the list below)

French Companies	Head Office	% of Interest

CGGVeritas Services S.A.	Massy, France	100.0
Sercel Holding SA	Carquefou, France	100.0
Sercel SA	Carquefou, France	100.0
Geomar SAS	Paris, France	49.0

Foreign Companies	Head Office	% of Interest

CGGVeritas Services Holding BV	Amsterdam, The Netherlands	100.0
CGGVeritas Services (UK) Holding B.V.	Amsterdam, The Netherlands	100.0
CGGVeritas Services Holding (Latin America) B.V.	Amsterdam, The Netherlands	100.0
CGG Marine Resources Norge AS	Oslo, Norway	100.0
Wavefield Inseis ASA	Oslo, Norway	100.0
CGGVeritas Services (Norway) AS	Bergen, Norway	100.0
Exploration Investment Resources II AS	Bergen, Norway	100.0
Optoplan AS	Trondheim, Norway	100.0
CGGVeritas International SA	Geneva, Switzerland	100.0
CGGVeritas Services (UK) Ltd	Crawley, United Kingdom	100.0
Veritas DGC Limited	Crawley, United Kingdom	100.0
Sercel England Ltd	Somercotes, United Kingdom	100.0
Ardiseis FZCO	Dubai, United Arab Emirates	51.0
CGGVeritas Services (Canada) Inc.	Alberta, Canada	100.0
CGGVeritas Services (Canada) Partnership	Alberta, Canada	100.0
CGG Canada Services Ltd	Calgary, Canada	100.0
Sercel Canada Ltd.	Calgary, Canada	100.0
CGGVeritas Services Holding (U.S.) Inc	Delaware, United States	100.0
CGGVeritas Services (U.S.) Inc.	Delaware, United States	100.0
CGGVeritas Land (U.S.) Inc.	Delaware, United States	100.0
Veritas Geophysical (Mexico) LLC	Delaware, United States	100.0
Veritas Investments Inc.	Delaware, United States	100.0
Viking Maritime Inc.	Delaware, United States	100.0
CGG Americas Inc	Texas, United States	100.0
Sercel Inc	Oklahoma, United States	100.0
CGGVeritas Services de Mexico SA de CV	Mexico City, Mexico	100.0
CGG do Brazil Participaçoes Ltda	Rio de Janeiro, Brazil	100.0
CGGVeritas Services (Australia) Pty Ltd	Perth, Australia	100.0
Sercel Australia	Sydney, Australia	100.0
CGGVeritas Services (Singapore) Pte Ltd	Singapore	100.0
Sercel Singapore Pte Ltd	Singapore	100.0
CGGVeritas Services (Malaysia) Sdn. Bhd	Kuala Lumpur, Malaysia	65.0
Hebei Sercel Junfeng	Hebei Province, P.R.C.	51.0
Each of our subsidiaries listed above is organised in the country or U.S. state in which its head office is located, and each such subsidiary does business under its registered name.